FILED PURSUANT TO RULE 424(b)
SEC FILE NUMBER 333-142895

PROSPECTUS	MAY 30, 2007

AUROR CAPITAL CORP.

a Nevada Corporation

2,116,500 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 2,116,500 shares of common stock of Auror Capital Corp. that may be offered and sold, from time to time, by the selling stockholders identified in this prospectus. These shares were issued in three separate private transactions, as follows:

1.	1,750,000 shares were issued in a private placement transaction that completed on June 26, 2006; and

2.	366,500 shares were issued in a private placement transaction that completed on December 12, 2006 and February 7, 2007.

These transactions are described in this prospectus under “Selling Stockholders.”

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We anticipate seeking sponsorship for the trading of our common stock on the National Association of Securities Dealers OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. The selling stockholders are required to sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices, prices related to such prevailing market prices or privately negotiated prices. For additional information on the methods of sale, see “Plan of Distribution”.

We will not receive any proceeds from this offering. We agreed to bear substantially all of the expenses in connection with the registration and resale of the shares offered hereby (other than selling commissions).

The purchase of the securities offered by this Prospectus involves a high degree of risk. You should invest in our shares of common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus entitled “Risk Factors” beginning on page 5 before buying any shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The date of the prospectus is May 30, 2007.

TABLE OF CONTENTS

PAGE

SUMMARY	1

RISK FACTORS	5

If we do not obtain additional financing, our business plan will fail	5
If we are unable to maintain our interest in the Katrina mineral claim, then we will lose our interest in this mineral claim and our business will fail	5
Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment.	5
Because we do not have any revenues, we expect to incur operating losses for the foreseeable future.	6
We have yet to attain profitable operations and because we will need additional financing to fund our exploration activities, our accountants believe there is substantial doubt about the company’s ability to continue as a going concern	6
If our costs of exploration are greater than anticipated, then we will not be able to complete the exploration program for our Katrina mineral claim without additional financing, of which there is no assurance that we would be able to obtain	6
Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.	6
Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business	7
If we discover commercial reserves of precious metals on our mineral property, we can provide no assurance that we will be able to successfully advance the mineral claims into commercial production	7
Because access to our mineral claims is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts.	7
As we undertake exploration of our mineral claims, we will be subject to compliance with government regulation that may increase the anticipated time and cost of our exploration program	7
If we do not obtain clear title to our mineral claims, our business may fail	8
If we do not find a joint venture partner for the continued development of our mineral claims, we may not be able to advance the exploration work	8
Because our executive officer has no experience in mineral exploration and does not have formal training specific to the technicalities of mineral exploration, there is a higher risk that our business will fail	8
Because our executive officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operation, causing our business to fail.	9
Because of the fiercely competitive nature of the mining industry, we may be unable to maintain or acquire attractive mining properties on acceptable terms which will materially affect our financial condition	9
We have not paid any dividends and do not foresee paying dividends in the future	9
There is no active trading market for our common stock, and if a market for our common stock does not develop our investors will be unable to sell their shares.	9
Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.	10
Re-sale restrictions for British Columbia residents may limit the ability of such residents to resell their shares in the U.S., which will affect the price at which their shares may be sold	10
Our common stock will be subject to the “Penny Stock” rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock	10

FORWARD-LOOKING STATEMENTS	11

USE OF PROCEEDS	11

DETERMINATION OF OFFERING PRICE	12

DILUTION	12

SELLING STOCKHOLDERS	12

PLAN OF DISTRIBUTION	16

Timing of Sales	16
Offering Price	16
Manner of Sale	16

ii

iii

SUMMARY

As used in this prospectus: (i) unless the context otherwise requires, “we”, “us”, “our”, the “Company” or “Auror” refers to Auror Capital Corp. and its subsidiaries; (ii) “SEC” refers to the Securities and Exchange Commission; (iii) “Securities Act” refers to the Securities Act of 1933, as amended; (iv) “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to US dollars, unless otherwise indicated.

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision relating to the purchase of our shares of common stock.

OUR BUSINESS

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We are the owner of the Katrina mineral claim which is located in the Kamloops Mining Division of the Province of British Columbia. We believe that the Katrina mineral claim may be prospective for commercially exploitable deposits of gold. The Katrina mineral claim does not contain any substantiated mineral deposits or reserves of minerals. Minimal exploration has been carried out on our Katrina mineral claim. Accordingly, additional exploration of our Katrina mineral claim is required before any determination as to whether any commercially viable mineral deposit may exist on our Katrina mineral claim. Our plan of operations is to carry out preliminary exploration work on our Katrina mineral claim in order to ascertain whether our mineral claim warrants advanced exploration to determine whether they possess commercially exploitable deposits of gold, silver, copper and/or zinc. We will not be able to determine whether or not our mineral claim contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

We acquired the Katrina mineral claims on April 28, 2006. We have obtained a geological report on our Katrina mineral claim that has recommended a five phase exploration program on our property. We have completed an initial phase and the first stage of the second phase of this recommended exploration program. We have determined to proceed with the second stage of the second phase of this recommended exploration program. We plan to complete the second stage of the second phase in the third quarter of our current fiscal year and we plan to complete the third phase of the exploration program by the end of our current fiscal year, subject to our determination to proceed with this phase based on the results of the second phase of the exploration program. We plan to continue exploration of our mineral claims for so long as the results of the geological exploration that we complete indicate the further exploration of our mineral claims is recommended and we have sufficient financing.

The estimated cost of this five phase exploration program is $91,000. At January 31, 2007, we had cash of $77,961 and working capital of $75,490. Based on these financial resources, we have sufficient funds to enable us to complete the initial four phases of our exploration program. We will, however, require additional financing in order to complete the fifth phase of exploration of our mineral claims and any additional exploration required to determine whether any mineral deposit exists on our minerals claims. Even if we determine that a mineral deposit exists on our mineral claims, an economic evaluation must be completed before the economic viability of commercial exploitation of our mineral claims could be completed. Both advanced exploration and an economic determination will be contingent upon the results of our preliminary exploration programs and our ability to raise additional financing in order to proceed with advanced exploration and an economic evaluation. There is no assurance that we will be able to obtain any additional financing to fund our exploration activities.

We are considered an exploration or exploratory stage company as we are involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the mineral property, and there is no assurance that we will discover one.

We have no revenues, have achieved losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We will not generate revenues even if our exploration program indicates that a mineral deposit may exist on our mineral claims. Accordingly, we will dependent on future additional financing in order to maintain our operations and continue our exploration activities.

OUR HISTORY

We were incorporated as Auror Capital Corp. under the laws of Nevada on March 16, 2006.

Our principal offices are located at 2466 West 12th Avenue, Vancouver, British Columbia. Our telephone number is 604-787-4860.

THE OFFERING

Issuer:	Auror Capital Corp.
Selling Stockholders:	The selling stockholders consist of some of our existing stockholders who are identified in this prospectus under “Selling Stockholders”.
Shares Offered by the Selling Stockholders:	The selling stockholders are offering up to 2,116,500 shares of our common stock having a par value of $0.001 per share.
Offering Price:

The selling stockholders will sell their shares of our common stock at a price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices, prices related to prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our shares of common stock to investors.

Terms of the Offering:

The selling stockholders will determine when and how they will sell the common stock offered by this prospectus. We will cover substantially all of the expenses associated with this offering which we estimate to be approximately $40,000. See “Plan of Distribution”.

Termination of the Offering:

The offering will conclude when all shares of common stock offered hereby have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Use of Proceeds:	We will not receive any proceeds from this offering. We will incur substantially all of the costs associated with the filing of the registration statement of which this prospectus forms a part.
No Present Public Market for Our Common Stock:	Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Outstanding Shares of Common Stock:	There were 7,116,500 shares of our common stock issued and outstanding as at May 8, 2007.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our shares of common stock.

SUMMARY OF FINANCIAL DATA

The summarized consolidated financial data presented below is derived from and should be read in conjunction with (i) our audited consolidated financial statements as at October 31, 2006 and for the period from inception (March 16, 2006) to October 31, 2006, including the notes to those financial statements, and (iii) and our unaudited interim financial statements for the three months ended January 31, 2007, including the notes to those financial statements.

These financial statements are included elsewhere in this prospectus. The following summarized consolidated financial data should also be read in conjunction with the section of this prospectus entitled “Plan of Operations”:

Balance Sheet Data

	As at	As at
	January 31,	October 31, 2006
	2007
	(Unaudited)	(Audited)
Cash	$77,961	$68,003
Working capital	$75,490	$60,864
Total Assets	$82,543	$72,585
Total Liabilities	$2,471	$7,139
Total Stockholders’ Equity (Deficiency)	$80,072	$65,446

Statement of Operations Data

Cumulative from
		Three Months		inception (March
		ended January		16, 2006) to
		31, 2007		October 31, 2006
		(Unaudited)		(Audited)
Revenue	$	Nil	$	Nil
Expenses		$9,377		$12,292
Other Income	$	Nil	$	Nil
Loss for the Period		$9,377		$12,292

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our shares of common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS AND FINANCIAL CONDITION

If we do not obtain additional financing, our business plan will fail.

Our current operating funds are estimated to be sufficient to complete the initial four phases of preliminary exploration of our mineral claims, however, we will need to obtain additional financing in order to complete our business plan. As of January 31, 2007, we had cash on hand of $77,961 and working capital of $75,490. Our business plan calls for significant expenses in connection with the exploration of our mineral claims. The exploration programs on our property as recommended by our consulting geologist is estimated to cost approximately $91,000. We will require additional financing in order to complete phase five of the recommended exploration program. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market price of gold and other base metals. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

If we are unable to maintain our interest in the Katrina mineral claim, then we will lose our interest in this mineral claim and our business will fail.

Our mineral properties consist of our interest in the Katrina mineral claim. British Columbia law requires that a holder of title to mineral claims must spend at least CDN$4 per hectare per year in order to keep the property in good standing. The annual cost of compliance with the Mineral Tenure Act with respect to our Katrina mineral claim is presently approximately CDN$1,956 (equivalent to $1,774 based on an exchange rate of CDN $0.907 to $1.00 as of May 7, 2007) per year. The Katrina mineral claim is in good standing with the Province of British Columbia until September 8, 2008, therefore exploration work with a minimum value of CDN$1,956 for the property is required before the 8th of every September. If we do not complete this minimum amount of exploration work by September 8, 2008, we will be required to pay a fee in lieu of exploration work in the amount of CDN$4 per hectare, or CDN$1,956 in total, to the Province of British Columbia. If we fail to make any of the required payments, we would lose our interest in the Katrina mineral claim and you could lose all or part of your investment in this offering.

Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment.

We have not begun the initial stages of exploration of our mineral claims, and thus have no way to evaluate the likelihood whether we will be able to operate our business successfully. We were incorporated on March 16, 2006, and to date have been involved primarily in organizational activities, evaluating resource projects and staking mineral claims. We have not earned any revenues and have not achieved profitability as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment in this offering.

Because we do not have any revenues, we expect to incur operating losses for the foreseeable future.

We have never earned revenues and we have never been profitable. Prior to completing exploration on the mineral property, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate financing to continue the exploration of our mineral claims, we will fail and you will lose your entire investment in this offering.

We have yet to attain profitable operations and because we will need additional financing to fund our exploration activities, our accountants believe there is substantial doubt about the company’s ability to continue as a going concern

We have incurred a net loss of $21,669 for the period from March 16, 2006 (inception) to January 31, 2007, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral claim. These factors raise substantial doubt that we will be able to continue as a going concern.

Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended October 31, 2006. If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

If our costs of exploration are greater than anticipated, then we will not be able to complete the exploration program for our Katrina mineral claim without additional financing, of which there is no assurance that we would be able to obtain.

We are proceeding with the initial stages of exploration on our Katrina mineral claim. We are proceeding to carry out an exploration program that has been recommended in a geological report that we obtained on the Katrina mineral claim. This exploration program outlines a budget for completion of the recommended exploration program. However, there is no assurance that our actual costs will not exceed the budgeted costs. Factors that could cause actual costs to exceed budgeted costs include increased prices due to competition for personnel and supplies during the summer exploration season, unanticipated problems in completing the exploration program and delays experienced in completing the exploration program. Increases in exploration costs could result in us not being able to carry out our exploration program without additional financing. There is no assurance that we would be able to obtain additional financing in this event.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

We are in the initial stages of exploration of our mineral claim, and thus have no way to evaluate the likelihood that we will be successful in establishing commercially exploitable reserves of gold or other valuable minerals on our mineral claims. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The search for valuable minerals as a business is extremely risky. We may not find commercially exploitable reserves of gold or copper in our mineral claim. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercial quantities of ore. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. In the course of carrying out exploration of our Katrina mineral claim, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all of our assets, resulting in the loss of your entire investment in this offering.

If we discover commercial reserves of precious metals on our mineral property, we can provide no assurance that we will be able to successfully advance the mineral claims into commercial production.

Our mineral property does not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the mineral claims into commercial production. In such an event, we may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible, and you may lose your entire investment in this offering.

Because access to our mineral claims is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts.

Access to the mineral claims is restricted to the period between May and October of each year due to snow and storms in the area. As a result, any attempts to visit, test or explore the property are largely limited to the few months out of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as in mining and production in the event that commercial amounts of minerals are found. Such delays can result in our failure to meet deadlines for exploration expenditures by November 30 of each year as required by the Province of British Columbia. This will cause our business venture to fail and the loss of your entire investment in this offering unless we can meet deadlines.

As we undertake exploration of our mineral claims, we will be subject to compliance with government regulation that may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations of the Province of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program. In addition, environmental assessments of proposed projects carry a heightened degree of responsibility for us and our directors, officers and employees. The cost of compliance with changes in governmental regulations could have an adverse effect on our financial condition. Furthermore, environmental hazards may exist on the property underlying our optioned mineral claims that are currently unknown to us. We may be liable for losses associated with such hazards, or may be forced to undertake extensive remedial cleanup action or to pay for governmental remedial cleanup actions, even in cases where such hazards have been caused by previous or existing owners or operators of the property underlying our optioned mineral claims, or by the past or present owners of adjacent properties or natural conditions. The costs of such cleanup actions may have a material adverse effect on our operations and profitability. Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

If we do not obtain clear title to our mineral claims, our business may fail.

While we have obtained geological reports with respect to our mineral property, this should not be construed as a guarantee of title. The property may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. The property has not been surveyed and therefore, the precise location and boundaries of the property may be in doubt. We will likely complete a survey on the property as part of the proposed phase two exploration work program. If the survey results are defective, we will lose all right and title to the ground now held by the mineral claims. If we are unable to obtain clear title you may lose your entire investment in this offering.

If we do not find a joint venture partner for the continued development of our mineral claims, we may not be able to advance the exploration work.

If the initial results of our mineral exploration program are successful, we may try to enter into a joint venture agreement with a partner for the further exploration and possible production of our mineral claims. We would face competition from other junior mineral resource exploration companies if we attempt to enter into a joint venture agreement with a partner. The possible partner could have a limited ability to enter into joint venture agreements with junior exploration programs and will seek the junior exploration companies who have the properties that they deem to be the most attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the mineral claims to the joint venture partner. If we are unable to enter into a joint venture agreement with a partner, we may fail and you will lose your entire investment in this offering.

Because our executive officer has no experience in mineral exploration and does not have formal training specific to the technicalities of mineral exploration, there is a higher risk that our business will fail.

Our executive officer has no experience in mineral exploration and does not have formal training as a geologist or in the technical aspects of management of a mineral exploration company. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan for the exploration of our mineral claims. With no direct training or experience in these areas, our management may not be fully aware of many of the specific requirements related to working within this industry. Our decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, the lack of training and experience of our management in this industry could result in management making decisions that could result in a reduced likelihood of our being able to locate commercially exploitable reserves on our mineral claims with the result that we would not be able to achieve revenues or raise further financing to continue exploration activities. In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry our planned exploration program. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan. There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and our business will likely fail and you will lose your entire investment in this offering.

Because our executive officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operation, causing our business to fail.

Our executive officer is spending approximately five hours per week of his business time on providing management services to us. While our executive officer presently possesses adequate time to attend to our interests, it is possible that the demands on him from his other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

Because of the fiercely competitive nature of the mining industry, we may be unable to maintain or acquire attractive mining properties on acceptable terms which will materially affect our financial condition.

The mining industry is competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious and base metals. Many of these companies have greater financial resources, operational experience and technical capabilities. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms we consider acceptable or at all. Consequently, our revenues, operations and financial condition could be materially adversely affected.

RISKS RELATING TO OUR COMMON STOCK

We have not paid any dividends and do not foresee paying dividends in the future.

Payment of dividends on our common stock is within the discretion of the board of directors and will depend upon our future earnings, our capital requirements, financial condition and other relevant factors. We have no plan to declare any dividends in the foreseeable future.

There is no active trading market for our common stock, and if a market for our common stock does not develop our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the selling stockholders may be reselling up to 29.7% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Re-sale restrictions for British Columbia residents may limit the ability of such residents to resell their shares in the U.S., which will affect the price at which their shares may be sold.

Selling shareholders that are residents of British Columbia have to rely on an exemption from prospectus and registration requirements of British Columbia securities laws to sell their shares that are being registered for resale by this prospectus. Such selling shareholders have to comply with the British Columbia Securities Commission’s B.C. Instrument 72-502 “Trade in Securities of U.S. Registered Issuers” to resell their shares. B.C. Instrument 72-502 requires, among other conditions, that British Columbia residents hold the shares for a period of twelve months and, consequent thereon, limits the volume of shares sold in a twelve-month period to five percent of the issued and outstanding shares of the issuer. However, if we become a reporting issuer in British Columbia, then our British Columbia shareholders will only have to hold their shares for a period of four months and a day from becoming a reporting issuer in order to resell their shares. These restrictions will limit the ability of the British Columbia residents to resell the securities in the United States and, therefore, may materially affect the market value of your shares. If we decide to become a reporting issuer in British Columbia, then it is estimated that becoming such will take approximately three months from our decision to do so subject, at all times, to the prior approval of the British Columbia Securities Commission. At present we do not intend to become a reporting issuer in British Columbia.

Our common stock will be subject to the “Penny Stock” rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and obtaining future financing. Further, our securities will be subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Exchange Act. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the “penny stock rules” and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules”, investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided in this prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the market price of gold and copper, availability of funds, government regulations, operating costs, exploration costs, outcomes of exploration programs and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the selling stockholders. All proceeds from the sale of the shares will be for the account of the selling stockholders, as described below in the sections of this prospectus entitled “Selling Stockholders” and “Plan of Distribution.” We will, however, incur substantially all of the costs associated with the preparation and filing of the registration statement of which this prospectus forms a part.

We received proceeds from the initial sales of the shares of common stock that are offered by the selling stockholders through this prospectus. We have disclosed how we have applied the proceeds of these offerings to date and how we intend to use the balance of the proceeds of these offerings in our plan operations below under the headings “Plan of Operations” and “Results of Operations” in the section of this prospectus entitled “Management’s Discussion and Analysis or Plan of Operations”.

DETERMINATION OF OFFERING PRICE

As there is no public market for our shares of common stock, we fixed the offering price of the shares hereby offered by reference to our most recent private offering of our common stock, which was effected at $0.10 per share. The selling stockholders will sell their common stock at the price of $0.10 per share, until our common stock is quoted on the OTC Bulletin Board or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. There is no relationship whatsoever between the offering price for the shares offered hereby and our assets, earnings, book value or any other objective criteria of value.

We have not applied for listing or quotation on any public market. If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale, prices related to such prevailing market prices or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders named in this prospectus.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 2,116,500 shares of common stock offered by this prospectus. The selling stockholders acquired these shares of common stock from us in the following transactions:

1.

Certain selling stockholders acquired 1,750,000 shares of our common stock from us at a price of $0.04 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on June 26, 2006;

2.

Certain selling stockholders acquired 366,500 shares of our common stock from us at a price of $0.10 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on December 12, 2006 and February 7, 2007.

The following table provides, as of May 8, 2007, information regarding the beneficial ownership of our common stock by each of the selling stockholders, including:

1.	the number of shares owned by each selling stockholder prior to this offering;

2.	the total number of shares that are to be offered by each selling stockholder;

3.	the total number of shares that will be owned by each selling stockholder upon completion of this offering; and

4.	the percentage owned by each selling stockholder upon completion of this offering.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to the total number of shares owned upon completion of the offering assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our shares of common stock by the selling stockholders. Except as described below, to our knowledge, the named selling stockholders beneficially own and have sole voting and investment power over all shares offered by them. Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

		Total number of	Total
		shares to be	number of	Percent
		offered for	shares owned	owned upon
	Shares owned	Selling	upon	completion of
Name of Selling	prior to this	Stockholders	completion of	this
Stockholder	offering	account	this offering	offering(1)(2)
Greg Alexander(4), (8)	125,000	125,000	NIL	NIL
Brent C. Babcock(5)	12,000	12,000	NIL	NIL
Joan Brandt(5)	50,000	50,000	NIL	NIL
Darren Cannon(4)	25,000	25,000	NIL	NIL
Anthony Ceraldi(5)	10,000	10,000	NIL	NIL
Corinne Champagne(5)	25,000	25,000	NIL	NIL
Robert Chasmar(5)	5,000	5,000	NIL	NIL
Ilse Cleland(5)	25,000	25,000	NIL	NIL
Carolyn Coleclough(5)	10,000	10,000	NIL	NIL
Jason Edward Coleman(4), (6)	12,500	12,500	NIL	NIL
Jonathan Patrick Coleman(4), (6)	12,500	12,500	NIL	NIL
Kent Craig(5)	8,000	8,000	NIL	NIL
Aimee DeWitt(4)	10,000	10,000	NIL	NIL
Vito Decicco(5)	3,000	3,000	NIL	NIL
Kristine Dobson(4), (8)	125,000	125,000	NIL	NIL
Shirley Earle(4)	30,000	30,000	NIL	NIL

		Total number of	Total
		shares to be	number of	Percent
		offered for	shares owned	owned upon
	Shares owned	Selling	upon	completion of
Name of Selling	prior to this	Stockholders	completion of	this
Stockholder	offering	account	this offering	offering(1)(2)
Robert Fiorvento(4)	50,000	50,000	NIL	NIL
Daniel Fox(5)	25,000	25,000	NIL	NIL
Tina Fox(5)	30,000	30,000	NIL	NIL
Johan Freyvogel(5)	5,000	5,000	NIL	NIL
Oliver Gilbert(4)	100,000	100,000	NIL	NIL
Peter Graham(5)	20,000	20,000	NIL	NIL
Matthias Gustavsson(5)	5,000	5,000	NIL	NIL
Christina Harrod(5)	5,000	5,000	NIL	NIL
Barbara Hemmans(5)	60,000	60,000	NIL	NIL
Steven K. Housser(4)	22,500	22,500	NIL	NIL
William Jamieson(4)	75,000	75,000	NIL	NIL
John Laing(4)	62,500	62,500	NIL	NIL
Maramagnum Holdings Inc.(Beneficial Owners: Kristine Dobson and Greg Alexander)(4), (8)	125,000	125,000	NIL	NIL
Katrina Nightingale(4)	25,000	25,000	NIL	NIL
Noble Pacific Financial Corporation (Beneficial Owner: Wayne Hunter)(5)	20,000	20,000	NIL	NIL
Jim Platis(5)	10,000	10,000	NIL	NIL
Eric Poon(5)	5,000	5,000	NIL	NIL
Raj Prasad(4)	12,500	12,500	NIL	NIL
R.C. Pryde(4)	62,500	62,500	NIL	NIL

		Total number of	Total
		shares to be	number of	Percent
		offered for	shares owned	owned upon
	Shares owned	Selling	upon	completion of
Name of Selling	prior to this	Stockholders	completion of	this
Stockholder	offering	account	this offering	offering(1)(2)
Sean Richard Sanderson(4)	25,000	25,000	NIL	NIL
Sidonia Technical Services Inc (Beneficial Owner: Greg Alexander(4),(8)	125,000	125,000	NIL	NIL
Dennis Swanson(5), (7)	20,000	20,000	NIL	NIL
Lynn Swanson(4), (7)	50,000	50,000	NIL	NIL
Michael Turvey(4)	125,000	125,000	NIL	NIL
Marjorie Walker(5)	10,000	10,000	NIL	NIL
Michael Williams(5)	1,500	1,500	NIL	NIL
Willows Equities Ltd. (Sam Gudewill)(4)	500,000	500,000	NIL	NIL
Gary Wong(5)	2,000	2,000	NIL	NIL
David Zerr(4)	50,000	50,000	NIL	NIL
TOTAL	2,116,500	2,116,500	NIL	NIL

Notes:

(1)	Based on 7,116,500 shares of our common stock issued and outstanding as of May 8, 2007.

(2)

Because a selling stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of shares of common stock actually to be offered for sale by a selling stockholder or as to the number of shares of common stock that will be held by a selling stockholder upon the termination of such offering.

(3)	Relative of Mr. Ian McBean, our President and Chief Executive Officer.

(4)	Purchased shares in our June 26, 2006 offering of common stock, as described above.

(5)	Purchased shares in our December 12, 2006 or February 7, 2007 offering of common stock, as described above.

(6)	Jason Edward Coleman and Jonathan Patrick Coleman are brothers.

(7)	Dennis Swanson and Lynn Swanson are husband and wife.

(8)	Greg Alexander and Kristine Dobson are husband and wife.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The selling stockholders will sell their shares at an offering price of $0.10 per share until our shares are listed for trading on the OTC Bulletin Board, or listed for trading or quoted on any other public market. Thereafter, the sales price offered by the selling stockholders to the public may be:

1.	The market price prevailing at the time of sale;

2.	A price related to such prevailing market price; or

3.	Such other price as the selling stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or qualified for trading on any electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or to qualify our shares for trading on any electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1. a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2. purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3. ordinary brokerage transactions in which the broker solicits purchasers;

4. through options, swaps or derivatives;

5. privately negotiated transactions; or

6. in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with re-sales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus. Presently, there are no shares of our common stock that are available for resale to the public in accordance with the requirements of Rule 144 of the Securities Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company’s common stock then outstanding; or

2. the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1. may not engage in any stabilization activities in connection with our common stock;

2. may not cover short sales by purchasing shares while the distribution is taking place; and

3. may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Sales by Residents of British Columbia

Selling shareholders that are residents of British Columbia have to rely on an exemption from prospectus and registration requirements of British Columbia securities laws to sell their shares which are being registered for resale by this prospectus. Such selling shareholders have to comply with the British Columbia Securities Commission’s B.C. Instrument 72-502 “Trade in Securities of U.S. Registered Issuers” to resell their shares. B.C. Instrument 72-502 requires, among other conditions, that British Columbia residents hold the shares for a period of twelve months and, consequent thereon, limits the volume of shares sold in a twelve-month period to five percent of the issued and outstanding shares of the issuer. However, if we become a reporting issuer in British Columbia, then our British Columbia shareholders will only have to hold their shares for a period of four months and a day from becoming a reporting issuer in order to resell their shares. At present we do not intend to become a reporting issuer in British Columbia and, accordingly, British Columbia resident shareholders who wish to make a public sale of shares through the OTC Bulletin Board or on any market or securities exchange in the United States will be limited to the resale limitations set forth in B.C. Instrument 72-502.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $40,000, including, but not limited to, legal, accounting, auditing, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL PROCEEDINGS

We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of May 8, 2007 are as follows:

Directors:

Name of Director	Age
Ian McBean	57

Executive Officers:
Name of Executive Officer	Age	Office
Ian McBean	57	President, Chief Executive Officer, Chief
		Financial Officer and Secretary

Set forth below is a brief description of the background and business experience of Mr. McBean for the past five years.

Mr. Ian McBean is our president, secretary and treasurer and is our sole director. Mr. McBean has been our president, secretary and treasurer and our sole director since our incorporation on March 16, 2006. Mr. McBean has from February 2001 to present been the manager of the Vancouver operations of Scott Land & Lease, a company involved in the Mineral, Oil & Gas Industry that acts as a land agent and secures mineral leases, oil and gas rights, right of ways for gas, oil, and water pipelines as well as consults on a broad range of land use related issues. In addition, Mr. McBean has been the president from 2000 to present of Jealax Consulting Inc., Mr. McBean’s personal consulting company, which provides consulting services to small and medium sized companies with respect to real estate issues such as dealing with government expropriations, highways, and other land use issues.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officer and director described above.

Committees of the Board Of Directors

At present, we do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committee.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 8, 2007 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) each of our officers and certain key employees, and (iv) our officers and directors and certain key employees as a group. Each shareholder listed below possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Class (2)
Directors and Officers:
Common Stock	Ian McBean President, Chief Executive Officer, Chief Financial Officer and Director	5,000,000 (5)	70.3%
Common Stock	Directors and Officers as a group	5,000,000	70.3%
Major Shareholders:
Common Stock	Willow Equities Ltd.(3) Suite 1030 – 400 Burrard Street, Vancouver, BC V6C 3A6	500,000	7.0%
Common Stock	Greg Alexander 105 Briarwood Rd. Markham, ON L3R 2W9	375,000 (4)	5.3%

Notes:

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	The percentage of class is based on 7,116,500 shares of common stock issued and outstanding as of May 8, 2007.

(3)	Registered in the name of Willows Equities Ltd., a private company controlled by Mr. sam Gudewill.

(4)	Includes 250,000 shares in the name of Greg Alexander, 250,000 shares in the name of Maramagnum Holdings Inc. and 250,000 shares in the name of Sidonia Technical Services Inc.

(5)	Registered in the name of Jealax Consulting Inc., a private company controlled by Mr. Ian McBean.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, with a par value of $0.001 per share. As of May 8, 2007, there were 7,116,500 shares of our common stock issued and outstanding held by forty-six (46) shareholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor. See “Dividend Policy.”

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a) the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b) whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c) the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d) sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e) the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f) voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g) subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options

As of the date of this prospectus, there are no outstanding options to purchase our securities. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of the date of this prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

LEGAL MATTERS

Lang Michener LLP, Barristers and Solicitors, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

EXPERTS

The financial statements included in this prospectus and registration statement have been audited by Telford Sadovnick, P.L.L.C., Certified Public Accountants, an independent public accounting firm registered with the United States Public Company Accounting Oversight Board, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement of which this prospectus forms a part. These financial statements are included in reliance upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification can cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such a person in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defence of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defence. Our articles of incorporation and our by-laws authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law, subject to certain enumerated exceptions.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION SINCE INCORPORATION

We were incorporated on March 16, 2006 as Auror Capital Corp. under the laws of the state of Nevada.

On the date of our incorporation, we appointed Ian McBean as our President, Secretary, Treasurer and director. Mr. McBean is our promoter. Mr. McBean participated in the initial private placement of our securities on March 16, 2006, purchasing 5,000,000 shares at a price of $0.001 per share for proceeds to us of $5,000. Transactions in which Mr. McBean has had an interest in are described in detail below under the heading “Certain Relationships and Related Transactions.”

We acquired the Katrina mineral claim for a purchase price of $4,582 on April 28, 2006.

We completed a private placement of 1,750,000 shares of our common stock at a price of $0.04 per share for proceeds of $70,000 on June 26, 2006.

We completed a private placement of 366,500 shares of our common stock at a price of $0.10 per share for proceeds of $36,650 on December 12, 2006 and February 7, 2007. Of these shares, 265,500 were issued on December 12, 2006 and 101,000 were issued on February 7, 2007.

DESCRIPTION OF BUSINESS

Overview

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We are the owner of the Katrina mineral claim which is located in the Kamloops Mining Division of the Province of British Columbia. We believe that the Katrina mineral claim may be prospective for commercially exploitable deposits of gold. The Katrina mineral claim does not contain any substantiated mineral deposits or reserves of minerals. Minimal exploration has been carried out on our Katrina mineral claim. Accordingly, additional exploration of our Katrina mineral claim is required before any determination as to whether any commercially viable mineral deposit may exist on our Katrina mineral claim. Our plan of operations is to carry out preliminary exploration work on our Katrina mineral claim in order to ascertain whether our mineral claim warrants advanced exploration to determine whether they possess commercially exploitable deposits of gold. We will not be able to determine whether or not our mineral claim contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

We acquired the Katrina mineral claims in April 28, 2006. We have obtained a geological report on our Katrina mineral claim that has recommended a five phase exploration program on our property. We have completed an initial phase and the first stage of the second phase of this recommended exploration program. We have determined to proceed with the second stage of the second phase of this recommended exploration program. We plan to complete the second stage of the second phase in the third quarter of our current fiscal year and we plan to complete the third phase of the exploration program by the end of our current fiscal year, subject to our determination to proceed with this phase based on the results of the second phase of the exploration program. We plan to continue exploration of our mineral claims for so long as the results of the geological exploration that we complete indicate the further exploration of our mineral claims is recommended and we have sufficient financing.

The estimated cost of this five phase exploration program is $91,000. At January 31, 2007, we had cash of $77,961 and working capital of $75,490. Based on these financial resources, we have sufficient funds to enable us to complete the initial four phases of our exploration program. We will, however, require additional financing in order to complete the fifth phase of exploration of our mineral claims and any additional exploration required to determine whether any mineral deposit exists on our minerals claims. Even if we determine that a mineral deposit exists on our mineral claims, an economic evaluation must be completed before the economic viability of commercial exploitation of our mineral claims could be completed. Both advanced exploration and an economic determination will be contingent upon the results of our preliminary exploration programs and our ability to raise additional financing in order to proceed with advanced exploration and an economic evaluation. There is no assurance that we will be able to obtain any additional financing to fund our exploration activities.

Exploration Stage Company

We are an exploration stage company. We are considered an exploration or exploratory stage company as we are involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the mineral property, and there is no assurance that we will discover one.

Acquisition of the Katrina Mineral Claim

We acquired the Katrina mineral claim for a purchase price of $4,582 on April 28, 2006 from Mr. Laurence Sookochoff. We obtained a geological report prepared by Mr. Sookochoff entitled “Geological

Evaluation Report on the Katrina Mineral Claim” and dated April 24, 2006 in connection with this acquisition of the property. The following information regarding the Katrina mineral is based on this geological report and subsequent geological reports delivered by Mr. Sookochoff.

Property Description and Ownership Interest

The Katrina mineral claim is comprised of 24 cells totalling 810 acres (489 hectares) located within the Kamloops Mining Division in the Province of British Columbia. Details of the Katrina mineral claim are as follows:

Claim Name	Cells	Tenure No.	Expiry Date
Katrina	24	522352	September 8, 2008

The Katrina mineral claim, owned as to 100% by Auror Capital Corp., entitles the company to the subsurface mineral rights. The Company does not have any interest in the surface rights. Mineral claims of this type may be extended either by completing sufficient work and filing a report on the work completed on the mineral property with the British Columbia Ministry of Energy and Mines, or by paying a filing fee in lieu of performing the exploration work. In accordance with these obligations and to maintain our ownership interest in these claims, we are obligated to either: (a) complete exploration work of C$0.40 per hectare per year for the three years after staking, thence C$0.80 per hectare per year in the future years; or (b) in the alternative, pay the equivalent amount in cash in lieu of such exploration expenses prior to the Expiry Date. Accordingly, we are required to pay an annual amount of CDN $1,956 per year (equivalent to $1,774 based on an exchange rate of CDN $0.907 to $1.00 as of May 7, 2007). Payments or evidence of completion of exploration work on the mineral claim will be due by September 8, 2008, and September 8 of each subsequent year.

The property is not subject to any royalties, back-in rights, payment or other agreements or encumbrances. The property is not known to be subject to any environmental liabilities.

Location, Access, Local Resources, Physiography and Climate

The Katrina property is located 200 miles northeast of Vancouver, a port city at the southwest corner of the Province of British Columbia and the third largest city in Canada, and 25 miles southwest of Kamloops, a city that is the hub for the two main railroad lines in Canada. The Coquihalla 4-lane highway is within three miles to the southeast, and the two-lane paved Logan Lake-Kamloops highway within two miles north. Secondary roads connecting the two highways pass through the Katrina property. The Katrina property is accessible from the Coquihalla highway to a junction with the Logan Lake highway at the Logan Lake exit. The Logan Lake highway is then taken for approximately eight miles westward to a secondary road which provides access to the Katrina property.

A map showing the location and access to the Katrina mineral claim is provided below:

Local Resources

Logan Lake, 15 miles north west of the property, which provides the infrastructure for the Highland Valley mines, could be a source of experienced and reliable exploration and mining personnel and a supply for most mining related equipment. Kamloops is serviced daily by commercial airline and is a hub for road and rail transportation. Vancouver, a port city on the southwest corner of, and the largest city in the Province of British Columbia, is four hours distant by road and less than one hour by air from Kamloops.

Physiography and Climate

The property occupies an area characterized by gently sloping hills with elevations ranging from 1,215 to 1,350 metres above sea level. Open meadows alternate with a dense forest of pine, fir and spruce, with very little or no underbrush. The area has a continental climate characterized by cold winters and hot summers. The property is within the B.C. dry belt.

Sufficient water for all phases of the exploration program could be available from steams, ponds, and lakes within the confines of the property.

Historical Exploration

Regional History

The Kamloops area has been explored for mineral resources since the late 19th century originating with the discovery of gold in Tulameen some 100 km south of Kamloops. Numerous pits, shafts, trenches and adits mark exploration northward to and beyond Kamloops. The exploration resulted in the development and subsequent production from three major mineral deposits: the Similkameen Copper mine at Princeton; the Craigmont mine at Merritt; and the Afton mine at Kamloops.

Prior Exploration of the Katrina Mineral Claim

Vanex Minerals Ltd. acquired claims covering the JHC showing in 1958. They conducted magnetic surveys and physical work under the direction of Hill, Stark and Associates, Consulting Engineers. In 1959 Vanex drilled two holes in the JHC Showing area:

Hole No. 1

This hole was located approximately 3000 feet north of Homfray Lake and was drilled vertically to a depth of 358 feet to test a magnetic high. The lower portion of the hole encountered a silicious, altered grey-green rock with considerable pyrite.

Hole No. 2

This hole was located on the west shore of Homfray Lake and was drilled at minus 45 degrees to a depth of at least 293 feet. Altered volcanics were noted but no mineralization was reported and no reason was given for drilling the hole.

1985-1988 – Western Resources Technologies Inc. completed geological, geochemical and geophysical surveys on the WRT group which presently incorporates the Katrina mineral and the Rhyolite and JHC mineral showings. Exploration work completed by Western Resources Technologies Inc. on the Katrina claim ground was reported as follows:

On the Rhyolite, investigation of a 1987 copper-zinc geochemical anomaly indicated a northwest trending zone of shearing with quartz and carbonate veinlets. Sampling of the zone gave weakly anomalous values of gold, silver, copper and zinc. The flow-pyroclastic contact at the Rhyolite Grid reportedly remains a target for massive sulphide mineralization. As the zone is poorly exposed and of unknown dimensions, several trenches were recommended to be cut across the zone to thoroughly evaluate it. (Crooker, 1988).

Present Condition and Current State of Exploration

The Katrina mineral claim presently does not have any mineral reserves. The property that is the subject of our mineral claim is undeveloped and does not contain any open-pit or underground mines. There is no plant or equipment located on the property that is the subject of the mineral claim.

Geology of the Katrina Mineral Claim

Sookochoff Consultants concluded in their geological report that there are two geologically significant showings of mineralization on the Katrina property, namely the Ryolite showing and the JHC showing. The report further concluded that the Katrina property covers geologically favorable ground for the potential occurrence of stratabound massive sulphide mineralization, as indicated by the mineralization at the Rhyolite showing, or porphyry copper-gold mineralization to depth as indicated by mineralization at the JHC Showing. The mineralization of silver, copper, and zinc and heavy pyrite associated with silicified andesite, rhyodacite and flow-pyroclastics at the Rhyolite showing is good indication for a prospective exploration target for stratabound mineralization. At the JHC showing, the intersection of heavy pyrite in the drill hole testing the magnetometer high may be the pyritic halo to a potential copper porphyry mineralization. The high surface copper values may be indicative of structurally controlled surface seepage of porphyry copper mineralization at depth. Based on these observations, an exploration program on the Katrina property was outlined by Sookodhoff Consultants, as described below.

Our Planned Exploration Program

The geological report of Sookochoff Consultants recommended the completion a five phase preliminary exploration program which is summarized below. We have determined, based on the recommendation of the initial geological report, to proceed with this exploration program.

Phase	Description of Phase of Exploration	Estimated Cost
Phase I	Compilation of previous exploration data; analysis of the data, compilation map and report	$3,000.00
Phase II	a) General field examination of known mineral zones; including geological mapping and sampling	4,000.00
	b) Detailed field examination and study of known mineral zones including localized geophysical surveys	5,000.00
Phase III	a) General field examination of potential exploration sites; including geological mapping and sampling using the knowledge obtained from the known exploration	5,000.00
	b) Detailed field examination of potential exploration sites; including localized geophysical surveys	5,000.00
Phase IV	Test diamond drilling of the targets delineated within the potential exploration sites	17,000.00
Phase V	Follow-up diamond drilling	52,000.00
	Total Estimated Cost	$91,000.00

Phase One of the Exploration Program

The first phase of the exploration program was comprised of the compilation of previous exploration data on the Katrina property followed by an analysis of the data and the preparation of a compilation map and report on the Katrina property. We engaged Sookochoff Consultants to complete this initial phases of the exploration program. Phase one was completed in the summer of 2006 and we received an updated geological report from Sookochoff Consultants on September 8, 2006.

Phase Two of the Exploration Program

Based on the recommendation in the updated geological report on phase one, we determined to proceed with phase two of the exploration program. Stage one of phase two was again carried out by Sookochoff Consultants. This initial stage of phase two was comprised of general field examination of known mineral zones and included geological mapping and sampling. The first stage of phase two was completed in the fall of 2006 and we receive an updated geological report from Sookochoff Consultants on December 4, 2006. We plan to proceed with the second stage of phase two in our third fiscal quarter ending July 31, 2007.

Phase Three of the Exploration Program

Phase three of the exploration will be comprised of:

  a general field examination of potential exploration sites; including geological mapping and sampling using the knowledge obtained from the known exploration; followed by;
  a detailed field examination of potential exploration sites; including localized geophysical surveys.

If the results of the completion of phase two of the exploration program indicate further exploration is warranted, we anticipate engaging Sookochoff Consultants to carry out phase three of the exploration program. We anticipate that this work program will be completed by the end of our 2007 fiscal year, being October 31, 2007, and that we will receive an updated geological report on the property from Sookochoff Consultants following completion of this phase.

Phase Four of the Exploration Program

We will make a determination whether to proceed with the fourth phase of the exploration program upon completion of phase three. In completing this determination, we will make an assessment as to whether the results of the phase three work program are sufficiently positive to warrant us proceeding with further additional exploration. The geochemistry of the selected samples collected will have to show trace amounts of mineralization, including gold and copper, to be considered positive. The fourth phase of the exploration program would likely be comprised of a small drill program and a geological interpretation of the results of the drilling program. The drilling program would require access to the site of the mineral claims with drilling equipment, the issuance of a work permit and the posting of a bond. The estimated cost of completion of this fourth phase of the exploration program is approximately $17,000. This phase is expected to take approximately eight to ten weeks to complete. Positive drilling results at this phase could indicate zones of mineralization but will not indicate, in any way, mineral reserves.

We anticipate engaging Sookochoff Consultants to conduct the fourth phase of the exploration work on the property, based on their experience with the exploration of the property and their knowledge of the surrounding geology.

We plan to continue exploration of our mineral claims for so long as the results of the geological exploration that we complete indicate the further exploration of our mineral claims is recommended.

If our exploration activities result in an indication that our mineral claims contain potentially commercial exploitable quantities of gold and/ or copper, then we would attempt to complete feasibility studies on our property to assess whether commercial exploitation of the property would be commercially feasible. There is no assurance that commercial exploitation of our mineral claims would be commercially feasible even if our initial exploration programs show evidence of gold and/ or copper mineralization. Further, additional advanced exploration of our property beyond the third phase of the exploration program which, will include comprehensive drilling of our property, will be required before any feasibility study may be completed.

If we determine not to proceed with further exploration of our mineral claims due to results from geological exploration that indicate that further exploration is not recommended or due to our lack of financing, we will attempt to acquire an interest in a new resource property. Due to our limited finances, there is no assurance that we would be able to acquire an interest in a new property that merits further exploration. If we were to acquire an interest in a new property, then our plan would be to conduct resource exploration of the new property. In any event, we anticipate that our acquisition of a new property and any exploration activities that we would undertake will be subject to our achieving additional financing, of which there is no assurance.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia. The main agency that governs the exploration of minerals in the Province of British Columbia, Canada, is the Ministry of Energy and Mines.

The Ministry of Energy and Mines manages the development of British Columbia's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to us is the Mineral Tenure Act, administered by the Mineral Titles Branch of the Ministry of Energy and Mines, and the Mines Act, as well as the Health, Safety and Reclamation Code and the Mineral Exploration Code.

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral titles in British Columbia. The Mineral Tenure Act also governs the issuance of leases which are long term entitlements to minerals, designed as production tenures. The Mineral Tenure Act does not apply to minerals held by crown grant or by freehold tenure.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. It outlines the powers of the Chief Inspector of Mines, to inspect mines, the procedures for obtaining permits to commence work in, on or about a mine and other procedures to be observed at a mine. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Permitting would not be required for the initial exploration; however, a permit would be required for exploration that involves surface disturbance such as trenching or diamond drilling, the cost of which would be the charge for the preparation of the permitting and a security deposit of $1,000.00 (one thousand dollars). The security deposit would be refunded upon the reclamation of the disturbed areas.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests. Items such as waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them. Waste approvals refer to the disposal of rock materials removed from the earth which must be reclaimed. An environmental impact statement may be required.

British Columbia law requires that a holder of title to mineral claims must spend at least CDN$4 per hectare per year in order to keep the property in good standing. Thus, the annual cost of compliance with the Mineral Tenure Act with respect to our Katrina mineral claim is presently approximately CDN$1,956

(equivalent to $1,774 based on an exchange rate of CDN $0.907 to $1.00 as of May 7, 2007) per year. The Katrina mineral claim is in good standing with the Province of British Columbia until September 8, 2008, therefore exploration work with a minimum value of CDN$1,956 for the property is required before the 17th of every November. If we do not complete this minimum amount of exploration work by September 8, 2008, we will (on behalf of the claim owner) be required to pay a fee in lieu of exploration work in the amount of CDN$4 per hectare, or CDN$1,956 in total, to the Province of British Columbia.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or on us in the event a potentially economic deposit is discovered.

Prior to undertaking mineral exploration activities, we must make application under the British Columbia Mines Act for a permit, if we anticipate disturbing land. A permit is issued within 45 days of a complete and satisfactory application. We do not anticipate any difficulties in obtaining a permit, if needed. The initial exploration activities on our optioned claims do not involve ground disturbance and as a result do not require a work permit. Any follow-up trenching and/or drilling will require permits, applications for which will be submitted well in advance of the planned work.

If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

  water discharge will have to meet drinking water standards;

  dust generation will have to be minimal or otherwise re-mediated;

  dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;

  an assessment of all material to be left on the surface will need to be environmentally benign;

  ground water will have to be monitored for any potential contaminants;

  the socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

  there will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

Competition

We are a junior mineral resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact on our ability to achieve the financing necessary for us to conduct further exploration of our mineral properties.

We will also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies. The presence of competing junior mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We will also be compete with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Employees

As of the date of this prospectus, we do not have any employees other than Mr. Ian McBean, our sole executive officer. We intend to retain independent geologists and consultants on a contract basis to conduct the work programs on the mineral property in order to carry our plan of operations.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

REPORTS TO SECURITY HOLDERS

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We plan to register our common stock under the Securities Exchange Act of 1934 concurrent with the effectiveness of this registration statement. Thereafter, annual reports will be delivered to security holders as required or they will be available online.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Plan of Operations

Our plan of operations for the next twelve months is to complete the following objectives, as described in greater detail above under the heading “Description of Business”:

1. We plan to complete the second stage of phase two of our recommended exploration program on our Katrina mineral claim. The second stage of phase two will consist of a detailed field examination of potential exploration sites and will include localized geophysical surveys. This second stage of phase two is estimated to cost approximately $5,000. We expect to commence this phase of our exploration program in the third quarter of fiscal 2007, depending on the availability of our consulting geologist.

2. We plan to complete phase three of our recommended exploration program on our Katrina mineral claim. Phase three will consist of a two stage general and detailed examination of potential exploration sites and is estimated to cost approximately $10,000. We expect to commence the first stage of the third phase of our exploration program in the fall of 2007, depending on the availability of our consulting geologist.

3. If warranted by the results of phase three, we intend to proceed with phase four of our recommended exploration program. We anticipate that we will have sufficient funding in order to conduct the phase four drilling program.

4. We anticipate spending approximately $1,000 in ongoing general and administrative expenses per month for the next twelve months, for a total anticipated expenditure of $12,000 over the next twelve months. The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees, annual mineral claim fees and general office expenses.

5. We anticipate spending approximately $40,000 in completing this offering. These expenses will consist primarily of professional fees relating to the completion of this offering.

As at January 31, 2007, we had cash reserves of $77,691 and working capital of $75,490. We anticipate that our cash and working capital will be sufficient to enable us to complete phases two, three and four of our exploration program and to pay for the costs of this offering and our general and administrative expenses for the next twelve months. However, our ability to complete phase five of the recommended work program will be subject to us obtaining additional financing as these expenditures will exceed our cash reserves.

During the twelve month period following the date of this registration statement, we anticipate that we will not generate any revenue. Accordingly, we will be required to obtain additional financing in order to continue our plan of operations. We believe that debt financing will not be an alternative for funding additional phases of exploration as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund phase two of our exploration program. In the absence of such financing, we will not be able to continue exploration of our mineral claims and our business plan will fail. Even if we are successful in obtaining equity financing to fund phase five of our exploration program, there is no assurance that we will obtain the funding necessary to pursue any advanced exploration of our mineral claims following the completion of phase five. If we do not continue to obtain additional financing, we will be forced to abandon our mineral claims and our plan of operations

We may consider entering into a joint venture arrangement to provide the required funding to develop the mineral claims. We have not undertaken any efforts to locate a joint venture partner for the mineral claims. Even if we determined to pursue a joint venture partner, there is no assurance that any third party would enter into a joint venture agreement with us in order to fund exploration of our mineral claims. If we entered into a joint venture arrangement, we would likely have to assign a percentage of our interest in our mineral claims to the joint venture partner.

Critical Accounting Policies

Going Concern

As shown in the accompanying financial statements, we have incurred a net loss of $12,292 for the period from March 16, 2006 (inception) to October 31, 2006, and has no sales. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of its natural resource properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

Exploration Stage Activities

We have been in the exploration stage since its formation and have not yet realized any revenues from its planned operations. We are an exploration stage company as defined in the SEC Industry Guide No. 7.

Results of Operations

The following summary of our results of operations should be read in conjunction with (i) our audited financial statements for the period ended October 31, 2006, and (ii) our unaudited financial statements for the three months ended January 31, 2007, each of which are included herein. References to the discussion below to fiscal 2006 are to fiscal year ended October 31, 2006. References to fiscal 2007 are to our current fiscal year that will end on November 30, 2007.

Our operating results for the period from our inception on March 16, 2006 through to January 31, 2007 are summarized as follows:

		Three Months		Cumulative from
		Ended January		inception (March
		31, 2007		16, 2006) to
October 31, 2006
		(Unaudited)		(Audited)
Revenue	$	Nil	$	Nil
Expenses		$9,377		$12,292
Consulting Fees		$3,591		$3,314

General and administrative		$539		$927
Professional Fees		$5,247		$8,051
Other Income	$	Nil	$	Nil
Loss for the Period		$9,377		$12,292

Revenues

We have had no operating revenues since our inception on March 16, 2006 through to the period ended January 31, 2007. We anticipate that we will not generate any revenues for so long as we are an exploration stage company.

Consulting Fees

Consulting fees include amounts that we pay to our consulting geologist, Mr. Sookochoff, in connection with the completion of exploration activities carried out on our mineral claim.

General and Administrative

General and administrative expenses

Professional Fees

Professional fees include our accounting and auditing expenses incurred in connection with the preparation and audit of our financial statements and professional fees that we pay to our legal counsel. Our accounting and auditing expenses were incurred in connection with the preparation of our audited financial statements and unaudited interim financial statements and our preparation and filing of a registration statement with the SEC. Our legal expenses represent amounts paid to legal counsel in connection with our corporate organization. Legal expenses will be ongoing during fiscal 2007 as we file our registration statement and as we anticipate becoming subject to the reporting obligations of the Securities Exchange Act of 1934.

Liquidity And Capital Resources

As at January 31, 2007, we had cash reserves of $77,691 and working capital of $75,490.

Plan Of Operations

We estimate that our total expenditures over the next twelve months will be approximately $84,000, as outlined above under the heading “Plan of Operations”. We anticipate that our cash and working capital will be sufficient to enable us to complete phases two, three and four of our exploration program and to pay for the costs of this offering and our general and administrative expenses for the next twelve months. However, our ability to complete phase five of the recommended work program will be subject to us obtaining adequate financing as these expenditures will exceed our cash reserves. We anticipate that our cash and working capital will be sufficient to enable us to sustain our operations for the next twelve months, provided that we do not complete phase five during this period. If we determine to proceed with phase five during the next twelve months, then we will require additional financing.

Cash Used In Operating Activities

We used cash in operating activities in the amount of $5,153 during the period from our inception on March 16, 2006 through to October 31, 2006 and $14,045 during the three months ended January 31, 2007. Cash used in operating activities was funded by cash from financing activities.

Cash From Investing Activities

We used cash in investing activities in the amount of $4,582 during the period from our inception on March 16, 2006 through to October 31, 2006, which amount was attributable to our purchase of the Katrina mineral claim, and $nil during the three months ended January 31, 2007.

Cash from Financing Activities

We generated cash from financing activities in the amount of $78,000 during the period from our inception on March 16, 2006 through to October 31, 2006 and $27,050 during the three months ended January 31, 2007. Cash generated by financing activities is attributable to the private placement financings of our common stock that we have completed since our incorporation. These financings include sales of a portion of the shares that are offered by the selling shareholders through this prospectus. We have applied these proceeds towards our completion of our plan of operations, as described above under “Results of Operations”. We plan to spend the balance of these proceeds as described above under “Plan of Operations”.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

DESCRIPTION OF PROPERTIES

Our executive offices are located at 2466 West 12th Avenue, Vancouver, British Columbia V6K 2P1, Canada. Mr. Ian McBean, our President, currently provides this space to us free of charge. This space may not be available to us free of charge in the future.

We also own the Katrina mineral claim, as described above under “Description of Business”.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;

  Any person proposed as a nominee for election as a director;

  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

  Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

Purchase of Founder’s Shares

Ian McBean, our initial director and officer, acquired 5,000,000 shares of our common stock effective March 16, 2006 at a price of $0.001 per share for a total purchase price of $5,000. Mr. McBean subsequently transferred these shares to Jealax Consulting Inc., a private company owned and controlled by Mr. McBean.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board, subject to the effectiveness of the registration statement of which this prospectus forms a part and also subject to the registration of our common stock under section 12(g) of the Exchange Act. In order for our common stock to be quoted on the OTCBB, a market maker that is a member of the NASD must make application to seek quotation of our common stock on the OTC BB. We presently do not have any arrangement with any market maker to submit an application to NASD for the quotation of our common stock on the OTC BB. Accordingly, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had forty-six (46) registered stockholders.

Rule 144 Shares

There are no shares of our common stock that are available for resale to the public in accordance with the requirements of Rule 144 of the Securities Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company’s common stock then outstanding; or

2. the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Registration Rights

We have not granted registration rights to the selling stockholders or to any other person.

Options, Warrants and Other Convertible Securities

We do not have outstanding any options, warrants or other rights to purchase any shares of our common stock and we have no securities outstanding that are convertible or exercisable into shares of our common stock.

Dividends

There are no restrictions in our articles of incorporation or by-laws that prevent us from declaring dividends. The declaration of dividends is at the discretion of our board. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain compensation information as to our president and chief executive officer, chief technical officer for the fiscal period ended October 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation Compen- sation ($)	Total ($)
Ian McBean, President (1)	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Notes:

(1)	Mr. McBean has been our chief executive officer since March 16, 2006.

Employment Agreements

We presently do not have any employment agreements or other compensation arrangements with Mr. McBean. Generally, Mr. McBean provides his services on a part-time basis without compensation. Mr. McBean has agreed not to charge any management fee during the current period in which we are carrying out phase one of our exploration program.

Long-term Incentive Plans

We do not have any long-term incentive plans in place.

Compensation of Directors

We do not pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

Stock Option Grants

We have not granted any stock options to any of our directors and officers since our inception on March 16, 2006.

Exercises of Stock Options and Year-End Option Values

None of our directors or officers exercised any stock options since our inception on March 16, 2006.

Outstanding Stock Options

None of our directors or officers hold any options to purchase any shares of our common stock.

FINANCIAL STATEMENTS

The following financial statements of Auror Capital Corp. listed below are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

Period ended October 31, 2006

  Report of Independent Registered Public Accounting Firm

  Balance Sheet as at October 31, 2006

  Statement of Operations for the period from inception (March 16, 2006) to October 31, 2006

  Statement of Comprehensive Loss for the period from inception (March 16, 2006) to October 31, 2006

  Statement of Cash Flows for the period from inception (March 16, 2006) to October 31, 2006

  Statement of Stockholders’ Equity for the period from incorporation (March 16, 2006) to October 31, 2006

  Notes to Financial Statements

Three months ended January 31, 2007

  Balance Sheets as at January 31, 2007 and October 31, 2006

  Statement of Operations for (i) the three months ended January 31, 2007, and (ii) the cumulative period from inception (March 16, 2006) to January 31, 2007

  Statement of Comprehensive loss for (i) the three months ended January 31, 2007, and (ii) the cumulative period from inception (March 16, 2006) to January 31, 2007

  Statement of Cash Flows for (i) the three months ended January 31, 2007, and (ii) the cumulative period from inception (March 16, 2006) to January 31, 2007

  Notes to Financial Statements

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on form SB-2 under the Securities Act with the SEC with respect to the shares of our common stock offered by this prospectus. This prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. You may inspect the Registration Statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

FINANCIAL STATEMENTS

OCTOBER 31, 2006
(Stated in U.S. Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Auror Capital Corp.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Auror Capital Corp. (An Exploration Stage Company) as at October 31, 2006 and the related statements of operations, cash flows and stockholders’ equity for the period from March 16, 2006 (inception) to October 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, such financial statements present fairly, in all material respects, the financial position of Auror Capital Corp. (An Exploration Stage Company) as at October 31, 2006, and the results of its operations and its cash flows for the period from March 16, 2006 (inception) to October 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company’s operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ TELFORD SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington
March 29, 2007

AUROR CAPITAL CORP.
(An Exploration Stage Company)

BALANCE SHEET

OCTOBER 31, 2006
(Stated in U.S. Dollars)

ASSETS
Current
Cash	$68,003
Mineral Property Acquisition Costs (Note 3)	4,582
$72,585
LIABILITIES
Current
Accounts payable and accrued liabilities	$7,139
STOCKHOLDERS’ EQUITY
Share Capital
Authorized:
100,000,000 common voting stock with a par value of $0.001 per share
5,000,000 preferred stock with a par value of $0.001 per share
Issued:
6,750,000 common shares	6,750
Additional Paid-In Capital	68,250
Share Subscriptions Received	3,000
Accumulated Other Comprehensive Loss	(262)
Accumulated Deficit During The Exploration Stage	(12,292)
65,446
$72,585

The accompanying notes are an integral part of these financial statements.
AUROR CAPITAL CORP.
(An Exploration Stage Company)

STATEMENT OF OPERATIONS

PERIOD FROM INCEPTION, MARCH 16, 2006, TO OCTOBER 31, 2006
(Stated in U.S. Dollars)

Revenue	$-
Expenses
Consulting fees	3,314
General and administrative	927
Professional fees	8,051
Net Loss For The Period	$(12,292)
Basic And Diluted Loss Per Share	$(0.00)
Weighted Average Number Of Common Shares Outstanding	(6,389,019)

STATEMENT OF COMPREHENSIVE LOSS

PERIOD FROM INCEPTION, MARCH 16, 2006, TO OCTOBER 31, 2006
(Stated in U.S. Dollars)

Other Comprehensive Loss
Net loss for the period	$ (12,292)
Foreign currency translation adjustment	(262)

Total Comprehensive Loss	$ (12,554)

Prior year comparative figures are not presented because the Company was incorporated on March 16, 2006.

The accompanying notes are an integral part of these financial statements.
AUROR CAPITAL CORP.
(An Exploration Stage Company)

STATEMENT OF CASH FLOWS

PERIOD FROM INCEPTION, MARCH 16, 2006, TO OCTOBER 31, 2006
(Stated in U.S. Dollars)

Cash (Used In) Operating Activities
Net loss for the period	$(12,292)
Changes in non-cash operating working capital item:
Accounts payable and accrued liabilities	7,139
(5,153)

Cash Provided By Investing Activity
Mineral property acquisition costs	(4,582)

Cash Provided By Financing Activities
Issuance of common stock	75,000
Share subscriptions received	3,000
78,000

Foreign Exchange Effect On Cash	(262)

Increase In Cash	68,003

Cash, Beginning Of Period	-

Cash, End Of Period	$68,003

Supplemental Disclosure Of Cash Flow Information
Cash paid during the period for:
Interest	$-
Income taxes	$-

Prior year comparative figures are not presented because the Company was incorporated on March 16, 2006.

The accompanying notes are an integral part of these financial statements.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

PERIOD FROM MARCH 16, 2006 (INCEPTION) TO OCTOBER 31, 2006
(Stated in U.S. Dollars)

						DEFICIT
	COMMON STOCK				ACCUMULATED	ACCUMULATED
			ADDITIONAL	SHARE	OTHER	DURING THE
			PAID-IN	SUBSCRIPTIONS	COMPREHENSIVE	EXPLORATION
	SHARES	AMOUNT	CAPITAL	RECEIVED	LOSS	STAGE	TOTAL

March 16, 2006 – Stock issued for
cash at $0.001	5,000,000	$5,000	$-	$-	$-	$-	$5,000
June 26, 2006 – Stock issued for
cash at $0.04	1,750,000	1,750	68,250	-	-	-	70,000
Share subscriptions received	-	-	-	3,000	-	-	3,000
Foreign currency translation	-	-	-	-	(262)	-	(262)
Net loss for the period	-	-	-	-	-	(9,378)	(9,378)

Balance, October 31, 2006	6,750,000	$6,750	$68,250	$3,000	$(262)	$(9,378)	$68,360

The accompanying notes are an integral part of these financial statements.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2006
(Stated in U.S. Dollars)

1.	BASIS OF PRESENTATION AND NATURE OF OPERATIONS

Organization

Auror Capital Corp. (“the Company”) was incorporated in the State of Nevada, U.S.A., on March 16, 2006. The Company’s principal executive offices are in Vancouver, British Columbia, Canada.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purpose of acquiring exploration and development stage natural resource properties. The Company has not commenced business operations. The Company is an exploration stage company as defined in the Securities and Exchange Commission (“S.E.C.”) Industry Guide No. 7.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $9,378 for the period from March 16, 2006 (inception) to October 31, 2006, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its natural resource properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2006
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

	a)	Organization and Start-up Costs

Costs of start up activities, including organizational costs, are expensed as incurred.

	b)	Mineral Property Interests

The Company is an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Exploration costs are expensed as incurred regardless of the stage of development or existence of reserves. Costs of acquisition are capitalized subject to impairment testing, in accordance with Financial Accounting Standards 144 (“FAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”, when facts and circumstances indicate impairment may exist.

The Company regularly performs evaluations of any investment in mineral properties to assess the recoverability and/or the residual value of its investments in these assets. All long-lived assets are reviewed for impairment whenever events or circumstances change which indicate the carrying amount of an asset may not be recoverable.

Management periodically reviews the carrying value of its investments in mineral leases and claims with internal and external mining related professionals. A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of mineral deposits, anticipated future mineral prices, anticipated future costs of exploring, developing and operating a production mine, the expiration term and ongoing expenses of maintaining mineral properties and the general likelihood that the Company will continue exploration on such project. The Company does not set a pre-determined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that their carrying values are appropriate.

If an area of interest is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs are charged against operations in the year of abandonment or determination of value. The amounts recorded as mineral leases and claims represent costs to date and do not necessarily reflect present or future values.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2006
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	b)	Mineral Property Interests (Continued)

The Company’s exploration activities and proposed mine development are subject to various laws and regulations governing the protection of the environment. These laws are continually changing, generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

The accumulated costs of properties that are developed on the stage of commercial production will be amortized to operations through unit-of-production depletion.

	c)	Financial Instruments

The Company’s financial instruments consist of cash, and accounts payable and accrued liabilities.

Unless otherwise noted, it is management’s opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values, unless otherwise noted.

	d)	Basic and Diluted Loss Per Share

In accordance with Statement of Financial Accounting Standards No. 128 (“SFAS 128”), “Earnings Per Share,” the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At October 31, 2006, the Company has no common stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

	e)	Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 – “Accounting for Income Taxes” (SF AS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2006
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	f)	Foreign Currency Translation

The Company’s functional currency is the Canadian dollar. Transactions in Canadian currency are translated into U.S. dollars as follows:

		i)	monetary items at the exchange rate prevailing at the balance sheet date;
		ii)	non-monetary items at the historical exchange rate;
		iii)	revenue and expense at the average rate in effect during the applicable accounting period.

Translation adjustments resulting from this process are recorded in Stockholders’ Equity as a component of Accumulated Other Comprehensive Income (Loss).

Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are recorded in the Statement of Operations.

	g)	Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results may differ from the estimates.

	h)	Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. In such cases, the amount of the impairment is determined based on the relative fair values of the impaired assets.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2006
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	i)	Asset Retirement Obligations

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS 143’), “Accounting for Asset Retirement Obligations”, which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset.

The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate. To date, no significant asset retirement obligation exists due to the early stage of exploration. Accordingly, no liability has been recorded.

3.	MINERAL PROPERTY

During the period ended October 31, 2006, the Company entered into a purchase agreement to acquire an undivided 100% interest in a mineral claim (known as the “Katrina”) located in the Province of British Columbia. The consideration was $4,582 cash (paid) on execution of the agreement.

4.	SHARE CAPITAL

On March 16, 2006, the Company issued 5,000,000 common shares to the Company’s founder at a price of $0.001 per share.

Pursuant to a private offering, on June 26, 2006, the Company issued 1,750,000 common shares at a price of $0.04 per share.

On August 31, 2006, the Company approved an offering of up to 1,000,000 shares at a price of $0.10 per share. At October 31, 2006, $3,000 had been received in share subscriptions.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2006
(Stated in U.S. Dollars)

5.	INCOME TAX

	a)	Income Tax Provision

The provision for income taxes differs from the result which would be obtained by applying the statutory income tax rate of 34% to income before income taxes. The difference results from the following items:

Computed expected (benefit of) income taxes	$(4,000)
Increase in valuation allowance	4,000

Income tax provision	$-

b)	Significant components of the Company’s deferred income tax assets are as follows:

Operating loss carryforward	$12,000
Statutory tax rate	34%
Deferred income tax assets	$4,000
Valuation allowance	(4,000)
Net deferred tax assets	$-

c)

The Company has incurred operating losses and approximately $12,292, which, if unutilized, will expire in 2026. Subject to certain restrictions, the Company has mineral property and exploration expenditures of $4,600 available to reduce future taxable income. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been offset by a valuation allowance. The following table lists the fiscal year in which the loss was incurred and the expiration date of the operating loss carry forwards:

INCOME TAX OPERATING
LOSS CARRY FORWARD

		EXPIRATION
	AMOUNT	DATE
2006	$12,000	2026
Total income tax operating loss carry forward	$12,000

F-15

AUROR CAPITAL CORP.
(An Exploration Stage Company)

FIRST QUARTER INTERIM FINANCIAL STATEMENTS

JANUARY 31, 2007
(Unaudited)
(Stated in U.S. Dollars)

AUROR CAPITAL CORP.
(An Exploration Stage Company)

BALANCE SHEETS
(Unaudited)
(Stated in U.S. Dollars)

	JANUARY 31	OCTOBER 31
	2007	2006
ASSETS
Current
Cash	$77,961	$68,003
Mineral Property Acquisition Costs (Note 3)	4,582	4,582
	$82,543	$72,585
LIABILITIES
Current
Accounts payable and accrued liabilities	$2,471	$7,139
STOCKHOLDERS’ EQUITY
Share Capital
Authorized:
100,000,000 common voting stock with a par value of
$0.001 per share
5,000,000 preferred stock with a par value of $0.001
per share
Issued:
7,015,500 common shares at January 31, 2007
6,750,000 common shares at October 31, 2006	7,015	6,750
Additional Paid-In Capital	94,535	68,250
Share Subscriptions Received	3,500	3,000
Accumulated Other Comprehensive Loss	(3,309)	(262)
Accumulated Deficit During The Exploration Stage	(21,669)	(12,292)
	80,072	65,446
	$82,543	$72,585

The accompanying notes are an integral part of these financial statements.
AUROR CAPITAL CORP.
(An Exploration Stage Company)

STATEMENT OF OPERATIONS
(Unaudited)
(Stated in U.S. Dollars)

		CUMULATIVE
		PERIOD FROM
	THREE	INCEPTION
	MONTHS	MARCH 16
	ENDED	2006 TO
	JANUARY 31	JANUARY 31
	2007	2007

Revenue	$-	$-

Expenses
Consulting fees	3,591	6,905
General and administrative	539	1,466
Professional fees	5,247	13,298

Net Loss For The Period	$(9,377)	$(21,669)

Basic And Diluted Loss Per Share	$(0.00)	$(0.00)

Weighted Average Number Of Common Shares
Outstanding	(6,869,621)

STATEMENT OF COMPREHENSIVE LOSS

PERIOD FROM INCEPTION, MARCH 16, 2006, TO JANUARY 31, 2007
(Unaudited)
(Stated in U.S. Dollars)

		CUMULATIVE
		PERIOD FROM
	THREE	INCEPTION
	MONTHS	MARCH 16
	ENDED	2006 TO
	JANUARY 31	JANUARY 31
	2007	2007

Other Comprehensive Loss
Net loss for the period	$(9,377)	$(21,669)
Foreign currency translation adjustment	(3,047)	(3,309)

Total Comprehensive Loss	$(12,424)	$(24,978)

Prior year comparative figures are not presented because the Company was incorporated on March 16, 2006.

The accompanying notes are an integral part of these financial statements.
AUROR CAPITAL CORP.
(An Exploration Stage Company)

STATEMENT OF CASH FLOWS
(Unaudited)
(Stated in U.S. Dollars)

		CUMULATIVE
		PERIOD FROM
	THREE	INCEPTION
	MONTHS	MARCH 16
	ENDED	2006 TO
	JANUARY 31	JANUARY 31
	2007	2007

Cash (Used In) Operating Activities
Net loss for the period	$(9,377)	$(21,669)
Changes in non-cash operating working capital item:
Accounts payable and accrued liabilities	(4,668)	2,471
	(14,045)	(19,198)

Cash Provided By Investing Activity
Mineral property acquisition costs	-	(4,582)

Cash Provided By Financing Activities
Issuance of common stock	23,550	101,550
Share subscriptions received	3,500	3,500
	27,050	105,050

Foreign Exchange Effect On Cash	(3,047)	(3,309)

Increase In Cash	9,958	77,961

Cash, Beginning Of Period	68,003	-

Cash, End Of Period	$77,961	$77,961

Supplemental Disclosure Of Cash Flow Information
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Prior year comparative figures are not presented because the Company was incorporated on March 16, 2006.

The accompanying notes are an integral part of these financial statements.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2007
(Unaudited)
(Stated in U.S. Dollars)

1.	BASIS OF PRESENTATION AND NATURE OF OPERATIONS

The unaudited financial information furnished herein reflects all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented. These first quarter financial statements should be read in conjunction with the Company’s financial statements and notes thereto included for the fiscal year ended October 31, 2006. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited financial statements for the preceding fiscal year, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the Company’s financial statements for the fiscal year ended October 31, 2006, has been omitted. The results of operations for the three month period ended January 31, 2007 are not necessarily indicative of results for the entire year ending October 31, 2007.

Organization

Auror Capital Corp. (“the Company”) was incorporated in the State of Nevada, U.S.A., on March 16, 2006. The Company’s principal executive offices are in Vancouver, British Columbia, Canada. The Company’s intended year end is October 31st.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purpose of acquiring exploration and development stage natural resource properties. The Company has not commenced business operations. The Company is an exploration stage company as defined in the Securities and Exchange Commission (“S.E.C.”) Industry Guide No. 7.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $21,669 for the period from March 16, 2006 (inception) to January 31, 2007, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its natural resource properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2007
(Unaudited)
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)	Organization and Start-up Costs

Costs of start up activities, including organizational costs, are expensed as incurred.

b)	Mineral Property Interests

The Company is an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Exploration costs are expensed as incurred regardless of the stage of development or existence of reserves. Costs of acquisition are capitalized subject to impairment testing, in accordance with Financial Accounting Standards 144 (“FAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”, when facts and circumstances indicate impairment may exist.

The Company regularly performs evaluations of any investment in mineral properties to assess the recoverability and/or the residual value of its investments in these assets. All long-lived assets are reviewed for impairment whenever events or circumstances change which indicate the carrying amount of an asset may not be recoverable.

Management periodically reviews the carrying value of its investments in mineral leases and claims with internal and external mining related professionals. A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of mineral deposits, anticipated future mineral prices, anticipated future costs of exploring, developing and operating a production mine, the expiration term and ongoing expenses of maintaining mineral properties and the general likelihood that the Company will continue exploration on such project. The Company does not set a pre-determined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that their carrying values are appropriate.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2007
(Unaudited)
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	b)	Mineral Property Interests (Continued)

If an area of interest is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs are charged against operations in the year of abandonment or determination of value. The amounts recorded as mineral leases and claims represent costs to date and do not necessarily reflect present or future values.

The Company’s exploration activities and proposed mine development are subject to various laws and regulations governing the protection of the environment. These laws are continually changing, generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

The accumulated costs of properties that are developed on the stage of commercial production will be amortized to operations through unit-of-production depletion.

	c)	Financial Instruments

The Company’s financial instruments consist of cash, and accounts payable and accrued liabilities.

Unless otherwise noted, it is management’s opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values, unless otherwise noted.

	d)	Basic and Diluted Loss Per Share

In accordance with Statement of Financial Accounting Standards No. 128 (“SFAS 128”), “Earnings Per Share,” the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At January 31, 2007, the Company has no common stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2007
(Unaudited)
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	e)	Foreign Currency Translation

The Company’s functional currency is the Canadian dollar. Transactions in Canadian currency are translated into U.S. dollars as follows:

		i)	monetary items at the exchange rate prevailing at the balance sheet date;
		ii)	non-monetary items at the historical exchange rate;
		iii)	revenue and expense at the average rate in effect during the applicable accounting period.

Translation adjustments resulting from this process are recorded in Stockholders’ Equity as a component of Accumulated Other Comprehensive Income (Loss).

Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are recorded in the Statement of Operations.

	f)	Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results may differ from the estimates.

	g)	Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. In such cases, the amount of the impairment is determined based on the relative fair values of the impaired assets.

	h)	Asset Retirement Obligations

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS

143’), “Accounting for Asset Retirement Obligations”, which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2007
(Unaudited)
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	h)	Asset Retirement Obligations (Continued)

The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate. To date, no significant asset retirement obligation exists due to the early stage of exploration. Accordingly, no liability has been recorded.

3.	MINERAL PROPERTY

During the period ended October 31, 2006, the Company entered into a purchase agreement to acquire an undivided 100% interest in a mineral claim (known as the “Katrina”) located in the Province of British Columbia. The consideration was $4,582 cash (paid) on execution of the agreement.

4.	SHARE CAPITAL

On March 16, 2006, the Company issued 5,000,000 common shares to the Company’s founder at a price of $0.001 per share.

Pursuant to a private offering, on June 26, 2006, the Company issued 1,750,000 common shares at a price of $0.04 per share.

On December 12, 2006, pursuant to a private placement, the Company sold 265,500 shares of its common stock at $0.10 per share for cash.

The Company has no stock option plan, warrants or other dilutive securities.

At January 31, 2007, the Company had received $3,500 in share subscriptions.

Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our Registration Statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Exchange Act and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act. Upon our common stock becoming registered under the Exchange Act, we will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC’s website at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.